Exhibit 10.2

STOCK PURCHASE AGREEMENT

By and Between

GENZYME CORPORATION

AND

ALNYLAM PHARMACEUTICALS, INC.

Dated as of January 11, 2014

i

6. Covenants of the Company	15

6.1 Conduct of the Business Pending Closing	15
6.2 Share Legend Removal	15

7. Investor’s Conditions to Closing	15

7.1 Representations and Warranties	15
7.2 Representations and Warranties in the Master Agreement	16
7.3 Covenants	16
7.4 Investor Agreement	16
7.5 No Material Adverse Effect	16
7.6 Listing	16
7.7 Rights Agreement; DGCL	16

8. Company’s Conditions to Closing	16

8.1 Representations and Warranties	16
8.2 Covenants	17
8.3 Investor Agreement	17

9. Mutual Conditions to Closing	17

9.1 HSR Act Qualification	17
9.2 Absence of Litigation	17
9.3 No Prohibition	17

10. Termination	17

10.1 Ability to Terminate	17
10.2 Effect of Termination	18

11. Additional Covenants and Agreements	18

11.1 Market Listing	18
11.2 Notification under the HSR Act	19
11.3 Assistance and Cooperation	20
11.4 Effect of Waiver of Condition to Closing	20

12. Miscellaneous	20

12.1 Governing Law; Submission to Jurisdiction	20
12.2 Waiver	20
12.3 Notices	21
12.4 Entire Agreement	21
12.5 Amendments	21
12.6 Headings; Nouns and Pronouns; Section References	21
12.7 Severability	21
12.8 Assignment	22
12.9 Successors and Assigns	22
12.10 Counterparts	22
12.11 Third Party Beneficiaries	22
12.12 No Strict Construction	22
12.13 Survival of Warranties	22
12.14 Remedies	22
12.15 Expenses	23

ii

Exhibit A – Form of Cross Receipt
Exhibit B – Form of Investor Agreement
Exhibit C – Notices

iii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of January 11, 2014, by and between Genzyme Corporation (the “Investor”), a Massachusetts corporation, with its principal place of business at 500 Kendall Street, Cambridge, MA 02142, and Alnylam Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, with its principal place of business at 300 Third Street, Cambridge, MA 02142.

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain shares of common stock, par value $.01 per share, of the Company (the “Common Stock”); and

WHEREAS, in partial consideration for Investor’s willingness to enter into this Agreement, the Company and Investor are entering into the Master Agreement dated as of the date hereof, pursuant to which (i) the Company will grant Investor certain licenses, options to obtain licenses, and other rights relating to the Company’s siRNA products targeting human genes as potential treatments for orphan diseases and under which Company and Investor will collaborate to develop and commercialize such siRNA products, and (ii) Company and Investor will enter into exclusive discussions and negotiations to potentially enter into an agreement under which Company and Investor would collaborate to advance new technologies for the delivery of siRNA to the central nervous system with the objective of enabling the discovery of siRNA products for the treatment of CNS disorders, and Investor will obtain certain rights to the technology discovered in such collaborations.

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

1. Definitions.

1.1 Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“Affiliate” shall mean, with respect to a Person, any other Person which controls, is controlled by or is under common control with the applicable Person. For purposes of this definition, “control” shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors, or otherwise having the power to control or direct the affairs of such Person; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such non-corporate entities.

“Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.

“Antitrust Laws” means any federal, state or foreign law, regulation or decree, including the HSR Act, designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

“Business Day” shall mean a day on which commercial banking institutions in New York, New York are open for business.

“Co-Co License Terms” means the Co-Co License and Collaboration Terms attached to the Master Agreement as Appendix C.

“Collaboration Agreement” shall mean the Master Agreement and each of the License Terms.

“Collaboration Assets” shall mean any of the Company’s assets related to any Core Pipeline Program, Option Product or Collaboration Product (including ALN-TTR02 and ALN-TTRsc), each as defined in the Master Agreement.

“Collaboration Material Adverse Effect” shall mean any effect that, individually or when taken together with all other Effects, has (i) a material adverse effect on the Collaboration Assets, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform its obligations under the Collaboration Agreement or to initiate or continue Core Pipeline Programs.

“Cross Receipt” shall mean an executed document signed by each of the Company and the Investor, in substantially the form of Exhibit A attached hereto.

“DOJ” means the U.S. Department of Justice.

“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”

“FTC” means the U.S. Federal Trade Commission.

“Global License Terms” means the Global License and Collaboration Terms attached to the Master Agreement as Appendix B.

“Governmental Authority” shall mean any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” shall mean shall mean trademarks, trade names, trade dress, service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights.

“Intellectual Property License” shall mean any license, permit, authorization, approval, contract or consent granted, issued by or with any Person relating to the use of Intellectual Property.

“Investor Agreement” shall mean that certain Investor Agreement between the Investor and the Company, to be dated as of the Closing Date, in the form of Exhibit B attached hereto, as the same may be amended from time to time.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

“License Terms” means the Regional License Terms, the Co-Co License Terms, or the Global License Terms, as applicable.

“Master Agreement” shall mean that certain Master Agreement between Investor and Company, of even date herewith.

“Material Adverse Effect” shall mean any change, event or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects, has (i) a material adverse effect on the business, financial condition, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform its obligations, or consummate the Transaction, in accordance with the terms of this Agreement, except in the case of (i) or (ii) to the extent that any such Effect results from or arises out of: (A) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles in the United States or interpretations thereof that, in each case, generally affect the biotechnology or biopharmaceutical industries, (C) the announcement of this Agreement or the Collaboration Agreement, or the identity of the Investor, (D) any change in the trading prices or trading volume of the Common Stock (it being understood that the facts giving rise to or contributing to any such change may be deemed to constitute, or be taken into account when determining whether there has been or will be, a Material Adverse Effect, except to the extent any of such facts is an Effect referred in clauses (A) through (H) of this definition), (E) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (F) earthquakes, hurricanes, floods or other natural disasters, (G) any action taken by the Company with the Investor’s written consent, (H) any breach, violation or non-performance by the Investor or any of its Affiliates under the Collaboration Agreement, or (I) shareholder litigation arising out of or in connection with the execution, delivery or performance of the Transaction Agreements or the Collaboration Agreement; provided, that with respect to clauses (A), (B), (E) and (F) such Effect does not have a materially disproportionate and adverse effect on the Company relative to other companies in the biotechnology or biopharmaceutical industries.

“Merger Control Authorities” means all relevant Governmental Authorities under applicable Antitrust Laws, including the FTC and DOJ.

“Organizational Documents” shall mean (i) the Restated Certificate of Incorporation of the Company dated as of June 3, 2004, as amended through the date of this Agreement and (ii) the Amended and Restated Bylaws of the Company, as amended through the date of this Agreement.

“Person” shall mean any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Regional License Terms” means the Regional License and Collaboration Terms attached to the Master Agreement as Appendix A.

“Third Party” shall mean any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.

“Transaction” means the issuance and sale of the Shares by the Company, and the purchase of the Shares by the Investor, in accordance with the terms hereof.

“Transaction Agreements” shall mean this Agreement and the Investor Agreement.

1.2 Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

Defined Term	Section

Aggregate Purchase Price	Section 2

Closing	Section 3.1

Closing Date	Section 3.1

Common Stock	Preamble

Company	Preamble

Company Rights	Section 4.14(b)

Company SEC Documents	Section 4.11(a)

Exchange Act	Section 4.11(a)

Initial Antitrust Requirements	Section 11.2

Investor	Preamble

LAS	Section 4.7

Modified Clause	Section 12.7

Permits	Section 4.10

Defined Term	Section

Proprietary Rights	Section 4.14(b)

Rights Plan	Section 4.4(c)

Rights Plan Amendment	Section 4.4(c)

SEC	Section 4.7

Securities Act	Section 4.11(a)

Share Amount	Section 2

Shares	Section 2

Termination Date	Section 10.1(b)

2. Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, free and clear of all liens, other than any liens arising as a result of any action by the Investor, and the Investor shall purchase from the Company, a number of shares of Common Stock equal to the Share Amount (the “Shares”), for an aggregate purchase price of US $700,000,000.00. (the “Aggregate Purchase Price”). The “Share Amount” shall equal 8,766,338; provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company after the date hereof and on or prior to the Closing which affects or relates to the Common Stock, the Share Amount shall be adjusted proportionately.

3. Closing Date; Deliveries.

3.1 Closing Date. Subject to the satisfaction or waiver of all the conditions to the Closing set forth in Sections 7, 8 and 9 hereof, the closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held on the third (3rd) Business Day after the satisfaction of the conditions to Closing set forth in Sections 7, 8 and 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction at such time of such conditions), at 10:00 a.m. Boston time, at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, or at such other time, date and location as the parties may agree. The date the Closing occurs is hereinafter referred to as the “Closing Date.”

3.2 Deliveries.

(a) Deliveries by the Company. At the Closing, the Company shall deliver to the Investor a stock certificate, registered in the name of the Investor, representing the Shares, and the Company shall instruct its transfer agent to register such issuance at the time of such issuance. The Company shall also deliver at the Closing: (i) a duly executed Cross Receipt; (ii) a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Section 7 of this Agreement have been fulfilled; (iii) a duly executed Investor Agreement; and (iv) a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the Amended and Restated Bylaws of the Company as in effect at the time of the actions by the Board of Directors of the Company referred to in clause (B) below, and on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Transaction Agreements and the Transaction and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; (C) that attached thereto is a true and complete copy of the Company’s Restated Certificate of Incorporation as in effect at the time of the actions by the Board of Directors of the Company referred to in clause (B) above, and on the Closing Date; and (D) as to the incumbency and specimen signature of any officer of the Company executing a Transaction Agreement on behalf of the Company.

(b) Deliveries by the Investor. At the Closing, the Investor shall deliver, or cause to be delivered, to the Company the Aggregate Purchase Price by wire transfer of immediately available United States funds to an account designated by the Company. The Company shall notify the Investor in writing of the wiring instructions for such account not less than three (3) Business Days before the Closing Date. The Investor shall also deliver, or cause to be delivered, at the Closing: (i) a duly executed Cross Receipt; (ii) a certificate in form and substance reasonably satisfactory to the Company duly executed by an authorized executive officer of the Investor certifying that the conditions to Closing set forth in Section 8 of this Agreement have been fulfilled; (iii) a duly executed Investor Agreement; and (iv) a certificate of the secretary of the Investor dated as of the Closing Date certifying as to the incumbency and specimen signature of any officer executing a Transaction Agreement on behalf of the Investor.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

4.1 Organization, Good Standing and Qualification.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and corporate authority to own, lease and operate its properties and assets, to carry on its business as now conducted, and as proposed to be conducted as described in the Company SEC Documents, to enter into the Transaction Agreements and the Collaboration Agreement, to issue and sell the Shares and to carry out the other transactions contemplated by the Transaction Agreements and the Collaboration Agreement.

(b) The Company is qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to be so qualified would not have or be reasonably likely to have a Material Adverse Effect.

4.2 Capitalization and Voting Rights.

(a) The authorized capital of the Company as of the date hereof consists of: (i) 125,000,000 shares of Common Stock of which, as of December 31, 2013, (x) 63,754,582 shares are issued and 63,739,607 shares are outstanding and (y) 11,369,175 shares are reserved for issuance pursuant to the Company’s stock incentive plans, of which 8,712,895 shares are issuable upon the exercise of stock options outstanding on the date hereof and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which 125,000 have been designated as Series A Junior Participating Preferred Stock, and of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) were issued in compliance with all applicable federal and state securities Laws and not in violation of any preemptive rights.

(b) All of the authorized shares of Common Stock are entitled to one (1) vote per share.

(c) Except as described or referred to in Section 4.2(a) above and as provided in the Investor Agreement, as of the date hereof, there are not: (i) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company or (ii) except as set forth in the Investor Agreement, any restrictions on the transfer of capital stock of the Company other than pursuant to state and federal securities Laws.

(d) Except as provided in the Investor Agreement, the Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

(e) The issuance of the Shares contemplated by this Agreement will also constitute the issuance of any associated rights under the Rights Agreement, dated July 13, 2005, by and between the Company and EquiServe Trust Company, N.A.

4.3 Subsidiaries. Other than Alnylam (Bermuda) Ltd., a subsidiary formed subsequent to the filing of the Company’s most recent Annual Report on Form 10-K, the Company has disclosed all of its subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K in an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on February 19, 2013. The Company or a wholly-owned subsidiary of the Company holds all of the outstanding equity interest of each subsidiary.

4.4 Authorization.

(a) All requisite corporate action on the part of the Company, its directors and stockholders required by applicable Law for the authorization, execution and delivery by the Company of the Transaction Agreements and the Collaboration Agreement, and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Shares, has been taken.

(b) This Agreement and the Collaboration Agreement have been, and upon the execution and delivery of the Investor Agreement by the Company at the Closing, the Investor Agreement will be, duly executed and delivered by the Company, and upon the due execution and delivery of this Agreement and the Collaboration Agreement by the Investor, this Agreement and the Collaboration Agreement will constitute, and upon the due execution and delivery of the Investor Agreement by the Investor, the Investor Agreement will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except with respect to the Investor Agreement and the Collaboration Agreement as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

(c) No “Distribution Date”, “Stock Acquisition Date”, “Section 11(a)(ii) Event” or “Section 13 Event”, each as defined in the Rights Plan (as defined below), will have occurred solely by virtue of the execution and delivery of this Agreement by the Company and the Investor. The Company’s Board of Directors has approved and directed the Company’s officers to implement an amendment (the “Rights Plan Amendment”) to the Rights Agreement, dated July 13, 2005, by and between the Company and EquiServe Trust Company, N.A. (the “Rights Plan”). Pursuant to such Rights Plan Amendment, the execution of this Agreement and the Investor Agreement, the performance of Investor’s and its Affiliates’ obligations under this Agreement and the Investor Agreement and the exercise of the Investor’s and its Affiliates’ rights under this Agreement and the Investor Rights Agreement (including the issuance of the Shares and the potential acquisition of additional shares of Common Stock by Investor to the extent permitted thereunder) will not result in (A) the Investor becoming or having become an “Acquiring Person” under the Rights Plan and (B) any of a “Stock Acquisition Date,” a “Distribution Date,” a “Section 11(a)(ii) Event” or a “Section 13 Event” (as such terms in clause (A) and (B) are defined in the Rights Plan). Further, the Company’s Board of Directors has approved the issuance of the Shares to the Investor hereunder, and all other transactions occurring pursuant to or as permitted by the Investor Agreement and the Master Agreement (including any other agreements or documents referenced therein), including the acquisition of shares of Common Stock other than the Shares by the Investor or any Affiliate consistent with the terms of the Investor Agreement, in a manner that satisfies Section 203(a)(1) of the Delaware General Corporation Law such that Section 203 will not apply to any “business combination” between the Company and the Investor or any Affiliate occurring pursuant to or as permitted by this Agreement or the Investor Agreement or the Master Agreement.

(d) No stop order or suspension of trading of the Common Stock has been imposed by Nasdaq, the SEC or any other Government Authority and remains in effect.

4.5 No Defaults. The Company is not in default under or in violation of (a) its Organizational Documents, (b) any provision of applicable Law or any ruling, writ, injunction, order, Permit, judgment or decree of any Governmental Authority or (c) any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, except, in the case of subsections (b) and (c), as would not have or be reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, there exists no condition, event or act which after notice, lapse of time, or both, would constitute a default or violation by the Company under any of the foregoing, except, in the case of subsections (b) and (c), as would not have or be reasonably likely to have a Material Adverse Effect.

4.6 No Conflicts. The execution, delivery and performance of the Transaction Agreements and the Collaboration Agreement, and compliance with the provisions hereof and thereof, by the Company do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, (c) result in any encumbrance upon any of the Shares, other than restrictions on resale pursuant to securities laws, or on any of the properties or assets of the Company or any subsidiary or (d) violate or conflict with any of the provisions of the Company’s Organizational Documents, except, in the case of subsections (a), (b) and (c) as would not have or be reasonably likely to have a Material Adverse Effect with respect to this Agreement or the Investor Agreement or a Collaboration Material Adverse Effect with respect to the Collaboration Agreement.

4.7 No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by the Company in connection with the authorization, execution and delivery by the Company of any of the Transaction Agreements or the Collaboration Agreement, or with the authorization, issue and sale by the Company of the Shares, except (i) such filings as may be required to be made with the Securities and Exchange Commission (the “SEC”) and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws, (ii) as required pursuant to the HSR Act and (iii) with respect to the Shares, the filing with The Nasdaq Stock Market LLC of, and the absence of unresolved issues with respect to, a Notification Form: Listing of Additional Shares (the “LAS”).

4.8 Valid Issuance of Shares. When issued, sold and delivered at the Closing in accordance with the terms hereof for the Aggregate Purchase Price, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than as arising pursuant to the Investor Agreement, as a result of any action by the Investor or under federal or state securities Laws.

4.9 Litigation. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there is no action, suit, proceeding or investigation pending (of which the Company has received notice or otherwise has knowledge) or, to the Company’s knowledge, threatened, against the Company or which the Company intends to initiate which has had or is reasonably likely to have a Material Adverse Effect.

4.10 Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to be in compliance does not and would not be reasonably likely to have a Material Adverse Effect. To the Company’s knowledge, it has not taken any action that would interfere with the Company’s ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not have or be reasonably likely to have a Material Adverse Effect. The Company is and has been in compliance with all Laws applicable to its business, properties and assets, and to the products and services sold by it, except where the failure to be in compliance does not and would not have or be reasonably likely to have a Material Adverse Effect.

4.11 Company SEC Documents; Financial Statements; Nasdaq Stock Market.

(a) Since December 31, 2012, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (the “Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) As of the date of this Agreement, other than as has been disclosed to the Investor, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. As of the date of this Agreement, none of the Company’s subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

(c) The financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its quarterly reports on Form 10-Q for the quarterly periods ended September 30, 2013, June 30, 2013, and March 31, 2013 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in the Company SEC Documents or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect. There are no material unconsolidated subsidiaries of the Company or any material off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the SEC Documents filed prior to the date hereof nor any obligations to enter into any such arrangements.

(d) The Common Stock is listed on The Nasdaq Global Select Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Select Market. As of the date of this Agreement, the Company has not received any notification that, and has no knowledge that, the SEC or The Nasdaq Stock Market LLC is contemplating terminating such listing or registration.

4.12 Absence of Certain Changes.

(a) Except as disclosed in the Company SEC Documents filed prior to the date hereof, since December 31, 2012, there has not occurred any Effect that has caused or would reasonably be expected to cause a Material Adverse Effect.

(b) Except as set forth in the Company SEC Documents filed prior to the date hereof, since December 31, 2012, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its material assets or rights.

(c) Since December 31, 2012, the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

4.13 Internal Controls; Disclosure Controls and Procedures. The Company maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) required in order for the Principal Executive Officer and Principal Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act, and is in compliance with such disclosure controls and procedures in all material respects. Each of the Principal Executive Officer and the Principal Financial Officer of the Company (or each former Principal Executive Officer of the Company and each former Principal Financial Officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC.

4.14 Intellectual Property.

(a) The Intellectual Property that is owned by the Company is owned free from any liens or restrictions, and all of the Company’s material Intellectual Property Licenses are in full force and effect in accordance with their terms, are free of any liens or restrictions, and neither the Company nor to the Company’s knowledge any other party thereto, is in material breach of any such material Intellectual Property License, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder or would result in the termination thereof or would cause or permit the acceleration or other change of any right or obligation of the loss of any benefit thereunder by the Company except (i) for such failures to be in full force and effect, such liens or restrictions, and such material breaches that would not reasonably be expected to have a Material Adverse Effect, or (ii) as set forth in any such Intellectual Property License. Except as set forth in the Company SEC Documents, there is no legal claim or demand of any Person pertaining to, or any proceeding which is pending (of which the Company has received notice or otherwise has knowledge) or, to the knowledge of the Company, threatened, (i) challenging the right of the Company in respect of any Company Intellectual Property, or (ii) that claims that any default exists under any Intellectual Property License, except, in the case of (i) and (ii) above, where any such claim, demand or proceeding would not have or reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth in the Company’s SEC Documents: (i) the Company or one of its subsidiaries owns, free and clear of any lien or encumbrance, or has a valid license to, or has an enforceable right to use, as it is used or held for use, all U.S. and non-U.S. patents, trade secrets, know-how, trademarks, service marks, copyrights, and other proprietary and intellectual property rights, and all grants and applications with respect to the foregoing (collectively, the “Proprietary Rights”) necessary for the conduct of the Company’s business, the absence of which would not have or reasonably be expected to have a Material Adverse Effect (such Proprietary Rights owned by or licensed to the Company collectively, the “Company Rights”); and (ii) the Company and its subsidiaries have taken reasonable measures to protect the Company Rights, consistent with prudent commercial practices in the biotechnology industry, except where failure to take such measures would not have or reasonably be expected to have a Material Adverse Effect.

4.15 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required, and within the time prescribed, by law and has paid or made provision for the payment of all accrued and unpaid taxes to which the Company is subject and which are not currently due and payable, except where any failure would not have a Material Adverse Effect.

4.16 Offering. Subject to the accuracy of the Investor’s representations set forth in Sections 5.5, 5.6, 5.7, 5.9 and 5.10, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.

4.17 No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

4.18 Brokers’ or Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by the Transaction Agreements and the Collaboration Agreement.

4.19 Not Investment Company. The Company is not, and solely after receipt of the Aggregate Purchase Price, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company, that:

5.1 Organization; Good Standing. The Investor is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts. The Investor has or will have all requisite power and authority to enter into the Transaction Agreements and the Collaboration Agreement, to purchase the Shares and to perform its obligations under and to carry out the other transactions contemplated by the Transaction Agreements and the Collaboration Agreement.

5.2 Authorization. All requisite action on the part of the Investor and its directors and stockholders, required by applicable Law for the authorization, execution and delivery by the Investor of the Transaction Agreements and the Collaboration Agreement, and the performance of all of its obligations thereunder, including the subscription for and purchase of the Shares, has been taken. This Agreement and the Collaboration Agreement have been, and upon the execution and delivery of the Investor Agreement at the Closing by the Investor, the Investor Agreement will be, duly executed and delivered by the Investor and upon the due execution and delivery thereof by the Company, will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms (except with respect to the Investor Agreement and the Collaboration Agreement as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

5.3 No Conflicts. The execution, delivery and performance of the Transaction Agreements and the Collaboration Agreement, and compliance with the provisions thereof, by the Investor do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Investor or any of its assets, are bound, or (c) violate or conflict with any of the provisions of the Investor’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents), except as would not impair or adversely affect the ability of the Investor to consummate the Transactions and perform its obligations under the Transaction Agreements and the Collaboration Agreement.

5.4 No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of any Governmental Authority or other Third Party is required to be obtained by the Investor in connection with the authorization, execution and delivery of any of the Transaction Agreements or the Collaboration Agreement, or with the subscription for and purchase of the Shares, except as required pursuant to the HSR Act.

5.5 Purchase Entirely for Own Account. The Shares shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Shares. The Investor does not have and will not have as of the Closing any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Shares.

5.6 Disclosure of Information. The Investor has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Shares hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate its investment.

5.7 Investment Experience and Accredited Investor Status. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act). The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

5.8 Acquiring Person. As of the date of this Agreement and immediately prior to the Closing, neither the Investor nor any of its Affiliates beneficially owns, or will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership, and without regard to Investor’s rights under this Agreement), any securities of the Company, except for securities that may be owned by employee benefit plans of the Investor or its Affiliates in the ordinary course of business.

5.9 Restricted Securities. The Investor understands that the Shares, when issued, will be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 of the Securities Act, as presently in effect.

5.10 Legends. The Investor understands that any certificates representing the Shares shall bear the following legends:

(a) “These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to Alnylam Pharmaceuticals, Inc.) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”;

(b) “The securities represented by this certificate are subject to and shall be transferable only upon the terms and conditions of an Investor Agreement by and between Alnylam Pharmaceuticals, Inc. and Genzyme Corporation, a copy of which is on file with the Secretary of Alnylam Pharmaceuticals, Inc.”

5.11 Financial Assurances. As of the date hereof and as of the Closing Date, the Investor has and will have access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price.

6. Covenants of the Company.

6.1 Conduct of the Business Pending Closing. During the period from the date hereof until the Closing, except as consented to in writing by the Investor, the Company shall not (i) declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or property or any combination thereof) in respect of its capital stock or (ii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, except pursuant to repurchases of equity pursuant to the terms of its equity compensation plans.

6.2 Share Legend Removal. The legend set forth in Section 5.10 hereof shall be removed from any certificate evidencing the Shares (or if the Shares are held in book-entry form, any restrictions on transfer noted with respect thereto shall be removed) and the Company shall, or shall cause its transfer agent to, issue, no later than three (3) business days from receipt of a request from the Investor pursuant to this Section 6.2, a certificate or certificates evidencing all or a portion of the Shares, as requested by the Investor, without such legend if such legend removal is in compliance with Sections 4 and 5 of the Investor Agreement and: (i) such securities have been resold under an effective registration statement under the Securities Act, (ii) such securities have been or will be transferred in compliance with Rule 144 under the Securities Act, (iii) such securities are eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act or (iv) the Investor shall have provided the Company with an opinion of counsel, reasonably satisfactory to the Company, stating that such securities may lawfully be transferred without registration under the Securities Act (assuming for this purpose that the Investor is not an affiliate of the Issuer).

6.3 Amendment of Rights Plan. Prior to the Closing, the Company shall adopt an amendment to the Rights Plan containing the substance of the Rights Plan Amendment.

7. Investor’s Conditions to Closing. The Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Investor):

7.1 Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; provided, however, that for purposes of this Section 7.1, all such representations and warranties of the Company (other than Sections 4.1(a), 4.2, 4.3, 4.4, 4.5(a), 4.6(d), 4.8, 4.11 and 4.13 of this Agreement) shall be deemed to be true and correct for purposes of this Section 7.1 unless the failure or failures of such representations and warranties to be so true and correct, without regard to any “material,” “materiality” or “Material Adverse Effect” qualifiers set forth therein, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

7.2 Representations and Warranties in the Master Agreement. The representations and warranties made by the Company in Sections 8.2.1, 8.2.2, 8.2.5, 8.2.7, 8.2.9 and 8.2.10 of the Master Agreement shall be true and correct as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; provided, however, that for purposes of this Section 7.2, all such representations and warranties of the Company (other than Sections 8.2.1 and 8.2.2 of the Master Agreement) shall be deemed to be true and correct for purposes of this Section 7.2 unless the failure or failures of such representations and warranties to be so true and correct, without regard to any “material” or “materiality” qualifiers set forth therein, individually or in the aggregate, has had or would reasonably be expected to have a Collaboration Material Adverse Effect.

7.3 Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

7.4 Investor Agreement. The Company shall have duly executed and delivered to the Investor, pursuant to Section 3.2(a) of this Agreement, the Investor Agreement, and (subject to execution by the Investor) such agreement shall be in full force and effect.

7.5 No Material Adverse Effect. From and after the date of this Agreement until the Closing Date, there shall have occurred no event that has caused or would reasonably be expected to cause a Material Adverse Effect or a Collaboration Material Adverse Effect.

7.6 Listing. The Shares shall be eligible for listing on the Nasdaq Global Select Market.

7.7 Rights Agreement; DGCL. The representations in Section 4.4(c) shall be true and correct in all respects and the Company shall have performed the covenants in Section 6.3 in all respects.

8. Company’s Conditions to Closing. The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Company):

8.1 Representations and Warranties. The representations and warranties made by the Investor in Section 5 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, in the case of Sections 5.1-5.4, and 5.11, except where any failure to be true and correct would not have a material adverse effect on the Investor’s ability to perform its obligations, or consummate the Transaction in accordance with the terms of this Agreement, in the case of Section 5.5, 5.6 and 5.7, except where any inaccuracy would not result in the issuance of the Shares hereunder failing to qualify as an offering of securities not involving any public offering under the federal securities Laws, and in the case of Section 5.8, except where any inaccuracy would not be material on the Investor’s ability to perform its obligations, or consummate the Transaction in accordance with the terms of this Agreement.

8.2 Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.

8.3 Investor Agreement. The Investor shall have duly executed and delivered to the Company, pursuant to Section 3.2(b) of this Agreement, the Investor Agreement, and (subject to execution by the Company) such agreement shall be in full force and effect.

9. Mutual Conditions to Closing. The obligations of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

9.1 HSR Act Qualification. The filings required under the HSR Act in connection with this Agreement shall have been made and the required waiting period shall have expired or been terminated as of the Closing Date.

9.2 Absence of Litigation. There shall be no action, suit, proceeding or investigation by a Governmental Authority pending or currently threatened in writing against the Company or the Investor that questions the validity of any of the Transaction Agreements, the right of the Company or the Investor to enter into any Transaction Agreement or to consummate the transactions contemplated hereby or thereby or which, if determined adversely, would impose substantial monetary damages on the Company or the Investor as a result of the consummation of the transactions contemplated by any Transaction Agreement.

9.3 No Prohibition. No provision of any applicable Law and no judgment, injunction (preliminary or permanent), order or decree that prohibits, makes illegal or enjoins the consummation of the Transaction shall be in effect

10. Termination.

10.1 Ability to Terminate. This Agreement may be terminated at any time prior to the Closing by:

(a) mutual written consent of the Company and the Investor;

(b) either the Company or the Investor, upon written notice to the other after one hundred and twenty (120) days from the date hereof (the “Termination Date”), if the Transaction shall not have been consummated by the Termination Date; provided further, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

(c) either the Company or the Investor, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 9 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

(d) the Company, upon written notice to the Investor, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 8.1 or 8.2, as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of the Investor set forth in this Agreement, or (ii) if any representation or warranty of the Investor shall have been or become untrue, in each case such that any of the conditions set forth in Section 8.1 or 8.2, as applicable, could not be satisfied by the Termination Date;

(e) the Investor, upon written notice to the Company, so long as the Investor is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 7.1, 7.2 or 7.3, as applicable, could not be satisfied by the Termination Date, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 7.1, 7.2 or 7.3, as applicable, could not be satisfied by the Termination Date.

10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 hereof, (a) this Agreement (except for this Section 10.2 and Section 12 hereof (other than Section 12.13), and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 10.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

11. Additional Covenants and Agreements.

11.1 Market Listing. From the date hereof through the Closing Date, Company shall use all reasonable efforts to (a) maintain the listing and trading of the Common Stock on The Nasdaq Global Select Market and (b) effect the listing of the Shares on The Nasdaq Global Select Market, including submitting the LAS to The Nasdaq Stock Market LLC no later than fifteen (15) calendar days prior to the Closing Date.

11.2 Notification under the HSR Act.

(a) As promptly as practicable, but not later than the tenth (10th) business day following the date of this Agreement, each of Investor and Company shall make or cause to be made under applicable Antitrust Law the notifications and filings listed on Schedule 11.2 of this Agreement (the “Initial Antitrust Requirements”). Each party shall be responsible for its own costs and expenses associated with the notifications and filings under applicable Antitrust Law, and Investor shall pay the applicable premerger filing fee under the HSR Act. Each party shall use its commercially reasonable efforts to obtain the expiration or termination of the applicable waiting period under the HSR Act, and to obtain the termination or expiration of any other applicable waiting periods or any necessary approvals or consents under any other applicable Antitrust Law, including the Initial Antitrust Requirements, at the earliest possible date after the date of filing.

(b) Each of Investor and Company shall: (i) reasonably cooperate with each other in connection with any investigation or other inquiry relating to the transactions contemplated by the Transaction Agreements and the Collaboration Agreement; (ii) reasonably keep the other party informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other Merger Control Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by the Transaction Agreements or the Collaboration Agreement; (iii) promptly respond to and certify substantial compliance with any inquiries or requests received from the FTC, the DOJ or any other Merger Control Authorities for additional information or documentation; (iv) reasonably consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Merger Control Authority, and to the extent permitted by the FTC, the DOJ or such other Merger Control Authority and reasonably determined by such party to be appropriate under the circumstances, give the other party or their counsel the opportunity to attend and participate in such meetings and conferences; and (v) permit the other party or their counsel to the extent reasonably practicable to review in advance, and in good faith consider the views of the other party or their counsel concerning, any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Merger Control Authority; provided, however, such party shall be under no obligation to reschedule any meetings or conferences with the FTC, the DOJ or any other Merger Control Authority to enable the other party to attend.

(c) Notwithstanding anything to the contrary in this Agreement, the terms “commercially reasonable efforts” or “reasonable efforts” do not require that either party (i) offer, negotiate, commit to or effect, by consent decree, hold separate order, trust or otherwise, the sale, divestiture, license or other disposition of any capital stock, assets, rights, products or businesses of Investor, Company or their respective Affiliates, (ii) agree to any restrictions on the activities of Investor, Company or their respective Affiliates, or (iii) pay any material amount or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying any of the transactions contemplated by the Transaction Agreements or the Collaboration Agreement.

11.3 Assistance and Cooperation. Prior to the Closing, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using all reasonable efforts to accomplish the following: (a) taking all reasonable acts necessary to cause the conditions precedent set forth in Sections 7, 8 and 9 to be satisfied (including, in the case of the Company, promptly notifying the Investor of any notice from The Nasdaq Stock Market LLC with respect to the LAS); (b) taking all reasonable actions necessary to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any); and (c) taking reasonable steps to obtain all necessary consents, approvals or waivers from Third Parties.

11.4 Effect of Waiver of Condition to Closing. In the event that, as of the Closing, the Investor waives the condition regarding a Material Adverse Effect set forth in Section 7.5 of this Agreement, the Investor shall be deemed to have waived any right of recourse against the Company for, and agreed not to sue the Company in respect of, any and all events or inaccuracies in any representations or warranties of the Company (a) that, as of the Closing, have caused or would reasonably be expected to cause such Material Adverse Effect and (b) of which the Investor had notice in writing from the Company at least two (2) business days prior to the Closing.

12. Miscellaneous.

12.1 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 12.3 or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

12.2 Waiver. Waiver by a party of a breach hereunder by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

12.3 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit C attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission). Either party may change its address by giving notice to the other party in the manner provided above.

12.4 Entire Agreement. This Agreement and the Investor Agreement (once executed), contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

12.5 Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Investor and the Company.

12.6 Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

12.7 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

12.8 Assignment. Except for an assignment by the Investor of this Agreement or any rights hereunder to an Affiliate (which assignment will not relieve the Investor of any obligation hereunder), neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (a) the prior written consent of Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company.

12.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

12.11 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto, except that each Affiliate of the Investor is an express third party beneficiary entitled to enforce this agreement directly against the Company. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

12.12 No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party.

12.13 Survival of Warranties. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing for eighteen (18) months, except for (a) the representations and warranties set forth in Sections 4.1, 4.2, 4.4, 4.5(a), 4.6(d), 4.8, 4.15, 4.16, 4.17, 5.1, 5.2, 5.3(c), 5.5, 5.7, 5.8, 5.9 and 5.10, which shall survive forever and (b) the representation and warranty of the Investor in Section 5.11, which shall not survive the Closing. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

12.14 Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

12.15 Expenses. Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of the Transaction Agreements.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

GENZYME CORPORATION

By:	/s/ David Meeker
	Name:	David Meeker, M.D.
	Title:	President and Chief Executive Officer
	Date:	January 11, 2014

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ John M. Maraganore
	Name:	John M. Maraganore, Ph.D.
	Title:	Chief Executive Officer
	Date:	January 11, 2014

Signature Page to Stock Purchase Agreement

EXHIBIT A

FORM OF CROSS RECEIPT

CROSS RECEIPT

Alnylam Pharmaceuticals, Inc. (the “Company”) hereby acknowledges receipt from Genzyme Corporation (the “Investor”) on [                    ], 2014 of US$700,000,000.00, representing the purchase price for 8,766,338 shares of Common Stock, par value $.01 per share, of the Company, pursuant to that certain Stock Purchase Agreement, dated as of January 11, 2014, by and between the Investor and the Company.

ALNYLAM PHARMACEUTICALS, INC.

By:
Name:
Title:

The Investor hereby acknowledges receipt from the Company on [                    ], 2014 of 8,766,338 shares of Common Stock, par value $.01 per share, of the Company, delivered pursuant to that certain Stock Purchase Agreement, dated as of January 11, 2014, by and between the Investor and the Company.

GENZYME CORPORATION

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT B

FORM OF INVESTOR AGREEMENT

B-1

EXHIBIT C

NOTICES

(a)	If to Genzyme Corporation:

Genzyme Corporation

500 Kendall Street

Cambridge, MA 02142

Attention: President of Rare Disease

Facsimile No.: (617) 374-2424

with a copy to:

Genzyme Corporation

500 Kendall Street

Cambridge, MA 02142

Attention: General Counsel

Facsimile: (617) 252-7553

and to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attention: Christopher D. Comeau, Esq.

Facsimile: (617) 235-0507

(b)	If to the Company:

Alnylam Pharmaceuticals, Inc.

300 Third Street

Cambridge, MA 02142

Attention: Vice President – Legal

Facsimile: (617) 551-8101

with a copy to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attention: Mitchell S. Bloom, Esq,

Facsimile: (617) 523-1231

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